Exhibit 13.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and 18 U.S.C. § 1350, the undersigned officer of Xinyuan Real Estate Co., Ltd. (the “Company”), hereby certifies that the Company’s Amendment No. 1 to Annual Report on Form 20-F for the year ended December 31, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Exchange Act and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Thomas Gurnee
Name:	Thomas Gurnee
Title:	Director and Chief Financial Officer (Principal Financial Officer)

Date: September 29, 2009

The foregoing certification is being furnished solely pursuant to Rule 13a-14(b) under the Exchange Act and 18 U.S.C § 1350 and will not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section.